Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

FRANCESCA’S HOLDINGS CORPORATION

FIRST: The name of the corporation is Francesca’s Holdings Corporation (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle, Delaware, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 245,000, consisting of 45,000 shares of preferred stock (“Preferred Stock”) and 200,000 shares of common stock (“Common Stock”), with each share of Preferred Stock and each share of Common Stock having a par value of $0.01.

The following is a statement fixing certain of the designations, preferences and relative participating, optional or other special rights of the Common Stock and the Preferred Stock of the Corporation and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the board of directors of the Corporation (the “Board of Directors”) to fix any such provisions not fixed by this Certificate:

A.	Common Stock.

1. Identical Rights. All shares of Common Stock shall have identical rights and preferences.

2. Subject to Preferred Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of all amounts to which the holders of Preferred Stock shall be entitled, the remaining assets of the Corporation to be distributed to the holders of the capital stock of the Corporation shall be distributed ratably among the holders of the shares of Common Stock.

4. Voting. Except as required by law or as provided in a Preferred Stock Designation, the voting power of the Corporation shall be vested in the Common Stock.

CERTIFICATE OF INCORPORATION OF FRANCESCA’S HOLDINGS CORPORATION

B.	Preferred Stock.

The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

1. the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

2. the voting powers, if any, and whether such voting powers are full or limited, in such series;

3. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

4. whether dividends, if any, shall be cumulative or non-cumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

5. the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

6. the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

7. the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

8. the provisions, if any, of a sinking fund applicable to such series;

9. any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

Except as required by law or as provided in a Preferred Stock Designation, holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

CERTIFICATE OF INCORPORATION OF FRANCESCA’S HOLDINGS CORPORATION

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FIFTH: The name of the incorporator is John De Meritt and his mailing address is 4709 Allen Street, Houston, Texas 77007.

SIXTH: The name and mailing address of the director, who shall serve until the first annual meeting of the stockholders or until his successor is elected and qualified, is as follows:

Name	Address
John De Meritt	4709 Allen Street
Houston, Texas 77007

Except as provided in a Preferred Stock Designation, the number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, or repeal the bylaws of the Corporation.

EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article Eighth shall be prospective only, and neither the amendment nor repeal of this Article Eighth shall eliminate or reduce the effect of this Article Eighth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eighth would accrue or arise, prior to such amendment or repeal. If the General Corporation Law of Delaware hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation, in addition to the limitation of personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended from time to time.

NINTH: The provisions of Section 203 of the General Corporation Law of Delaware shall not be applicable to the Corporation.

Signature page follows.

CERTIFICATE OF INCORPORATION OF FRANCESCA’S HOLDINGS CORPORATION

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I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of April, 2007.

/s/ John De Meritt
John De Meritt, Incorporator

SIGNATURE PAGE TO

CERTIFICATE OF INCORPORATION OF FRANCESCA’S HOLDINGS CORPORATION

April 12, 2007

Ms. Alaina Watts

Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

RE: FRANCESCA’S HOLDINGS CORPORATION (to form only)

Dear Ms. Watts:

Attached herewith is the proposed Certificate of Incorporation submitted for preclearance review.

The minimum fee to place this instrument on file will be $116.00, which includes county recording fees based on the number of pages in the review copy. Upon submission of this document for filing, an additional $9.00 for each extra page must be added to the quoted fee. If pages are deleted from the document then $9.00 per each page deleted must be subtracted from the quoted fee.

•	Please be advised that this document was precleared to form only.

•

Please be advised that the name FRANCESCA’S HOLDINGS CORPORATION is currently available for your use. To ensure its continued availability, contact our general information line at (302) 739-3073 or log on to our web site at https://sos-res.state.de.us/tin/EntitySearch.jsp to reserve the name.

When duly executed, the document will be acceptable for filing as presented in this review copy.

Please submit a clear and legible copy of the document for filing. The document must be free of any “in-house” draft notations.

If you have questions in regard to this preclearance review, please contact Schuyler G. Anderson after 4:00 p.m.

Sincerely,

/s/ Robert C. Mathers
Robert C. Mathers Corporations Administrator RCM/sga/070430209

FRANCESCA’S HOLDINGS CORPORATION

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

APRIL 13, 2007

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

of

FRANCESCA’S HOLDINGS CORPORATION

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, Francesca’s Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was duly adopted by the board of directors of the Corporation (the “Board”) at a duly convened meeting of the Board on April 13, 2007, pursuant to authority conferred by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which authorizes the issuance of up to 45,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”):

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of Preferred Stock, herein designated and authorized as the Series A Convertible Preferred Stock, par value $0.01 per share, which shall consist of 35,000 of the 45,000 shares of Preferred Stock that the Corporation now has authority to issue, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, which shall be in addition to those set forth in the Certificate of Incorporation, as follows:

Capitalized terms used in this Certificate that are not defined in the body of the text have the meanings given to them in Section 14.

1. Number and Designation. A total of 35,000 shares of the Preferred Stock shall be designated as a series known as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), having par value of $0.01 per share.

2. Voting. Each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Section 6 hereof as of the record date for the vote or written consent of stockholders, if applicable. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation and shall vote with the holders of the Common Stock, voting together as a single class, upon all matters submitted to a vote of the holders of Common Stock, including, without limitation, any vote for the election of directors of the Corporation. The holders of Series A Preferred Stock shall not be entitled to vote as a separate class on any matter except as provided in Section 9 hereof.

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

3. Dividends.

(a) Upon the earlier to occur of (i) a Liquidation Event or (ii) the consummation of a Change of Control Transaction (the “Dividend Payment Date”) but not before, the Corporation shall pay in cash, out of funds legally available therefor, to the holders of Series A Preferred Stock prior to and in preference to any declaration or payment of any dividend or distribution (other than dividends or distributions payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on any Junior Securities, cumulative annual dividends on each share of Series A Preferred Stock at a rate equal to twelve percent (12%) per annum (computed on the basis of a 365-day year) of the Original Issue Price plus the amount of all previously accrued but unpaid dividends from prior periods in respect of each share of Series A Preferred Stock. Notwithstanding the fact that such dividends shall not be payable until the Dividend Payment Date, such dividend shall be cumulative and shall accrue, whether or not earned or declared, in arrears on each January 1 that occurs after the Issue Date on which such share of Series A Preferred Stock is outstanding and on the day before such share is no longer outstanding (if not January 1); provided, the dividend that cumulates and accrues on January 1, 2008 shall be pro rated based on the number of days from the Issue Date to December 31, 2007, and dividends for the last calendar year in which a share of Series A Preferred Stock is outstanding shall similarly be pro rated for such share if such share is not outstanding for the full calendar year. If and when the Series A Preferred Stock is converted into Common Stock as provided in Section 6, any and all accrued but unpaid dividends with respect to Series A Preferred Stock shall be deemed automatically satisfied and extinguished without any adjustment in the Conversion Price or any increase in the number of shares of Common Stock into which the Series A Preferred Stock is convertible in respect of such accrued but unpaid dividends. Notwithstanding anything to the contrary in this Certificate, the Corporation may, in its sole discretion and without any obligation therefor, pay to the holders of Series A Preferred Stock accrued dividends described in the first sentence of this Section 3(a) out of funds legally available therefor prior to any Dividend Payment Date.

(b) Notwithstanding anything to the contrary contained herein and prior to the occurrence of a Liquidation Event or a consummation of a Change of Control Transaction, subject to Section 9(a), the Corporation may declare and pay dividends in respect of the Common Stock from funds legally available therefor during any period the Series A Preferred Stock shall be outstanding. In the event he Corporation shall declare and pay dividends with respect to Common Stock, each share of issued and outstanding Series A Preferred Stock shall be entitled to participate in such declaration and payment of dividends in respect of the Common Stock on an as converted basis. The amount of dividend payable in respect of each outstanding share of Series A Preferred Stock shall be the amount that would have been paid in respect of the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock, as if such share of Series A Preferred Stock had been converted into Common Stock pursuant to Section 6 on the record date established for such dividend payment. To the extent and in the event any dividends are declared and distributed to the holders of the Series A Preferred Stock pursuant to this Section 3(b), each such payment shall be credited towards any dividends which may be due and payable on the Dividend Payment Date under Section 3(a).

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

(c) Notwithstanding anything to the contrary contained herein, in the event the final 2007 Adjusted Store-Level EBITDA is less than $8,888,889, the 12% annual dividend rate set forth in Section 3(a) shall be substituted by a 15% annual dividend rate. On the other hand, if the final 2007 Adjusted Store-Level EBITDA exceeds $11,428,570, the 12% annual dividend rate set forth in Section 3(a) shall be substituted by a 10% annual dividend rate. Except as set forth in this Section 3(c), under all other circumstances, the 12% annual dividend rate set forth in Section 3(a) shall apply.

4. Liquidation Events; Change of Control Transaction.

(a) Manner of Distribution or Disbursement. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”) or the consummation of any Change of Control Transaction, each holder of outstanding shares of Series A Preferred Stock shall be entitled to receive from the Corporation (and, for these purposes the Corporation shall act as disbursing agent with respect to any Change of Control Transaction the consideration in which is payable to Persons other than the Corporation), after payment of any amount due in respect of any Senior Securities, and before any amount shall be paid or distributed to the holders of Junior Securities, an amount per share of Series A Preferred Stock (the “Series A Preference Amount”) equal to greater of (i) $571.43 plus all accumulated but unpaid dividends on such share of Series A Preferred Stock pursuant to Section 3(a) minus all dividends paid with respect to such share of Series A Preferred Stock pursuant to Section 3(b); provided, however, that notwithstanding the foregoing, in no event shall the dollar amount computed pursuant to this clause (i) be less than $571.43 (the amount described in this clause (i) is referred to elsewhere in this Certificate as the “Base Amount”) and (ii) the amount that would be distributed or payable in respect of the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock if such conversion occurred immediately prior to such Liquidation Event or Change of Control Transaction. If the amounts legally available for distribution by the Corporation to holders of Series A Preferred Stock upon a Liquidation Event, or if the amounts available for disbursement from a Change of Control Transaction, are not sufficient to pay the aggregate Series A Preference Amount due to all holders of Series A Preferred Stock and the amount owing to all holders of Parity Securities, the holders of Series A Preferred Stock and the holders of any Parity Securities shall share ratably in any distribution in connection with such Liquidation Event or disbursement in connection with a Change of Control Transaction in proportion to the full respective preferential amounts which they would have received had the Corporation had legally available funds or sufficient funds from the Change of Control Transaction to distribute or disburse, as applicable, the full preferential amounts to the holders of Series A Preferred Stock and Parity Securities. Notwithstanding the foregoing, if a Change of Control Transaction involves the issuance of any Capital Stock or other equity consideration in a transaction not involving a public offering and any Securityholder otherwise entitled to receive consideration in such transaction is not an “accredited investor” (as such term is defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)), then the Corporation may require each Securityholder that is not an “accredited investor” (A) to receive solely cash in such transaction, (B) to otherwise be cashed out (by redemption, repurchase, retirement or otherwise) by the Corporation or any other Securityholder prior to the consummation of such transaction and/or (C) to appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

the Corporation, with the intent being that such Securityholder that is not an “accredited investor” receive substantially the same value that such Securityholder would have otherwise received had such Securityholder been an “accredited investor.” After the prior payment in full of the Series A Preference Amount in connection with a Liquidation Event or Change of Control Transaction, the remaining assets and funds of the Corporation (or from such Change of Control Transaction) available for distribution to its stockholders, if any, shall be distributed among the holders of shares of Junior Securities then outstanding.

(b) Valuation of Securities or Other Non-Cash Consideration. For purposes of valuing any securities or other non-cash consideration to be delivered to the holders of the Series A Preferred Stock in connection with any transaction to which Section 4(a) is applicable, the following shall apply:

(i) If any such securities are traded on a nationally recognized securities exchange or inter dealer quotation system, the value shall be deemed to be the average of the closing prices of such securities on such exchange or system over the 30-day period ending three Business Days prior to the closing;

(ii) If any such securities are traded over the counter, the value shall be deemed to be the average of the closing bid prices of such securities over the 30-day period ending three Business Days prior to the closing; and

(iii) If there is no active public market for such securities or other noncash consideration, the value shall be the fair market value thereof, as mutually determined in good faith by the Board and the Majority Holders; provided, however, that if the Board and the Majority Holders are unable to reach agreement within 30 days, the value shall be determined by the dispute resolution procedures set forth in Section 13.

5. Redemption.

(a) Optional Redemption: Redemption Date. At any time on or after October 15, 2011, the Majority Holders may elect to have all (but not less than all) of the outstanding shares of Series A Preferred Stock redeemed by the Corporation. In such event, if any of the shares of Series A Preferred Stock remain outstanding after the application of the right of first offer procedures set forth in Section 3 of Exhibit A to this Certificate, the Corporation shall redeem all (but not less than all) of the outstanding shares of Series A Preferred Stock, out of funds legally available therefor. Any election by the Majority Holders pursuant to this Section 5(a) shall be made by written notice (the “Redemption Notice”) to the Corporation (the date such notice is delivered being referred to as the “Series A Redemption Notice Date”). Upon receipt of the Redemption Notice, if any of the shares of Series A Preferred Stock remain outstanding after the application of the right of first offer procedures set forth in Section 3 of Exhibit A to this Certificate, the Corporation shall redeem all of the outstanding shares of Series A Preferred Stock on or before the later of (i) the 180th day after the Series A Redemption Notice Date and (ii) the fifth Business Day after the final determination of Fair Market Value in accordance with this Certificate (the “Series A Redemption Date”). The Corporation shall promptly notify all record holders of Series A Preferred Stock upon receipt of a redemption election from the Majority Holders pursuant to

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

this Section 5(a). Upon such election by the Majority Holders, all holders of Series A Preferred Stock shall be deemed to have elected to have their shares of Series A Preferred Stock redeemed pursuant to this Section 5(a) and such election shall bind all holders of Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, each holder of shares of Series A Preferred Stock shall have the right to convert their Series A Preferred Stock into Common Stock pursuant to Section 6 at any time prior to the actual redemption of the Series A Preferred Stock by the Corporation.

(b) Redemption Price. The price for each share of Series A Preferred Stock redeemed pursuant to this Section 5 shall be the greater of (i) the Base Amount and (ii) the Fair Market Value (the “Series A Redemption Price”), in each case, calculated as of the Series A Redemption Date. The Series A Redemption Price shall be payable in immediately available funds to the respective holders of the Series A Preferred Stock on the Series A Redemption Date.

(c) Dividend After Redemption Date. In the event that shares of Series A Preferred Stock required to be redeemed are not redeemed and continue to be outstanding, such shares shall continue to be entitled to dividends thereon as provided in Section 3 until the date on which the Corporation actually redeems such shares.

(d) Surrender of Certificates. Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss of certificate, in form reasonably acceptable to the Corporation, at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Series A Preferred Stock, and each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series A Redemption Price by certified check or wire transfer. In addition to the foregoing deliveries, as a condition to the Corporation’s obligation to redeem a holder’s shares of Series A Preferred Stock, such holder shall be required to deliver a written instrument pursuant to which such holder represents and warrants to the Corporation that such holder is the record and beneficial owner of the shares of Series A Preferred Stock to be redeemed and that such holder’s title is free and clear of pledges, security interests and other adverse claims other than those under this Certificate or the Investors Agreement.

6. Conversion. Shares of Series A Preferred Stock shall be convertible into Common Stock in accordance with the following:

(a) Optional Conversion. Upon the election of the Majority Holders, and without the payment of any additional consideration, each outstanding share of Series A Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock equal to the Conversion Price then in effect divided by the Original Issue Price. The initial “Conversion Price” per share for shares of Series A Preferred Stock shall be the Original Issue Price. The Conversion Price is subject to adjustment as set forth in Section 7. Any election by the Majority Holders pursuant to this Section 6(a) shall be made by written

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

notice to the Corporation, and such notice may be given at any time. Upon such election by the Majority Holders, all holders of the Series A Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 6(a) and such election by the Majority Holders shall bind all holders of Series A Preferred Stock. Upon any conversion of the Series A Preferred Stock into Common Stock as provided herein, any and all accrued but unpaid dividends with respect to Series A Preferred Stock shall be deemed automatically satisfied and extinguished without any adjustment in the Conversion Price or any increase in the number of shares of Common Stock into which the Series A Preferred Stock is convertible in respect of such accrued but unpaid dividends. No fractional shares shall be issued upon conversion of the Series A Preferred Stock into Common Stock.

(b) Procedure for Conversion. Upon election to convert pursuant to Section 6(a), all holders of Series A Preferred Stock shall surrender the certificate or certificates representing the Series A Preferred Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss of certificate, in form reasonably acceptable to the Corporation, at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of the Series A Preferred Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss, all rights hereunder shall terminate, except the right of the record holder of such shares of Series A Preferred Stock to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the record holder thereof, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Common Stock upon conversion of Series A Preferred Stock shall be deemed effective as of the date of surrender of such Series A Preferred Stock certificates or delivery of such affidavit of loss and will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

(c) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase the number of its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common Stock for issuance upon such conversion.

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

(d) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series A Preferred Stock.

(e) Mandatory Conversion. Immediately prior to the consummation of a Qualified IPO, and without the payment of any additional consideration, all outstanding shares of Series A Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock pursuant to the foregoing provisions of this Section 6. In connection with such mandatory conversion, each share of Series A Preferred Stock will convert into a number of shares of Common Stock equal to the Conversion Price in effect at such time divided by the Original Issue Price. Upon any conversion of the Series A Preferred Stock into Common Stock as provided herein, any and all accrued but unpaid dividends with respect to Series A Preferred Stock shall be deemed automatically satisfied and extinguished without any adjustment in the Conversion Price or any increase in the number of shares of Common Stock into which the Series A Preferred Stock is convertible in respect of such accrued but unpaid dividends.

7. Conversion Price Adjustments.

(a) One-Time 2007 Adjusted Store-Level EBITDA Related Adjustment. On or before April 30, 2008, the Corporation shall deliver to the Representative a consolidated balance sheet of the Corporation and its consolidated subsidiaries as of December 31, 2007 and the related consolidated statements of income for the 12-month period then ending (the “2007 Income Statement”), in each case, certified with appropriate qualifications relating to changes in accounting methods by the Corporation’s regular independent accounting firm, which firm shall be TR Moore & Company, P.C. or any regionally or nationally recognized accounting firm approved by the Board (the “Accounting Firm”), as fairly presenting in all material respects the financial condition and results of operations of the Corporation and its consolidated subsidiaries and as having been prepared in accordance with GAAP applied on a current basis with appropriate disclosures related to prior accounting methods used by the Corporation. At the same time the Corporation delivers the 2007 Income Statement to the holders of Series A Preferred Stock, the Corporation shall deliver a certificate of its Chief Financial Officer (the “2007 Adjusted Store-Level EBITDA Statement”) certifying such officer’s calculation of the 2007 Adjusted Store-Level EBITDA. The 2007 Income Statement and the 2007 Adjusted Store-Level EBITDA Statement are collectively referred to as the “2007 Financial Information.” Promptly after delivery of the 2007 Financial Information to the Representative, the Corporation shall give the Representative and its representatives access to such of the Corporation’s books and records and financial officers and the work papers of the Accounting Firm, in each case, to enable the Representative to audit and verify the 2007 Financial Information. If the Representative disagrees with the Corporation’s calculation of the 2007, Adjusted Store-Level EBITDA, the Representative shall notify the Corporation of its objection within 30 days after the Representative receives the 2007 Income Statement, the 2007 Adjusted Store-Level EBITDA Statement and the books, records and work papers referred to above (the “Objection Deadline”), which objection notice shall include a reasonably detailed description of its objections (the “Objection Notice”). If the Representative fails to deliver the Objection Notice on or before the Objection Deadline, the 2007 Adjusted Store-Level EBITDA set forth in the Corporation’s 2007 Adjusted Store-Level EBITDA Statement shall be the final 2007 Adjusted Store-Level EBITDA. If the Representative timely delivers the Objection Notice, the Chief Executive Officer of the

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

Corporation and the Representative shall meet within 10 days after delivery of such notice to attempt to resolve their differences in computing the 2007 Adjusted Store-Level EBITDA. If the Chief Executive Officer and Representative resolve their differences, the 2007 Adjusted Store-Level EBITDA agreed upon shall be the final 2007 Adjusted Store-Level EBITDA. If the Chief Executive Officer of the Corporation and the Representative are unable to resolve their differences and agree on the 2007 Adjusted Store-Level EBITDA within five days after first meeting to resolve same, the Representative may submit such matter to be resolved pursuant to the dispute resolution provisions set forth in Section 13. If so submitted, the 2007 Adjusted Store-Level EBITDA determined pursuant to the procedures set forth in Section 13 shall be the final 2007 Adjusted Store-Level EBITDA. If the final 2007 Adjusted Store-Level EBITDA equals or exceeds $11,428,571, no adjustment to the Conversion Price shall be made under this Section 7(a). If the final 2007 Adjusted Store-Level EBITDA is less than $11,428,571, the Conversion Price shall be adjusted immediately and automatically under this Section 7(a) to the dollar amount determined by multiplying the Original Issue Price by a fraction, the numerator of which equals the Grossed-Up Share Number and the denominator of which equals 35,000. To illustrate, if the final 2007 Adjusted Store-Level EBITDA is $10,000,000, the Conversion Price will equal $707.48 calculated as follows;

BGCP Percentage: lesser of (a) 20,000,000/50,000,000 (40%) or (b) 45%, i.e. 40%.

Grossed-up Share Numbers: 65,000 × (40%/(40% minus 100%)) = 43,333.

Conversion Price: $571.43 × (43,333/35,000) = $707.48.

The Conversion Price adjustment provisions of this paragraph shall only apply with respect to the financial results of the Corporation for the fiscal year of the Corporation ended December 31, 2007 and are not applicable to any other period of time.

(b) Subdivision or Combination of Common Stock. In case the Corporation shall at any time after the Issue Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), the Conversion Price in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the Corporation shall at any time after the Issue Date combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately reduced.

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

8. Provisions Relating to Transfer of Securities, Corporate Governance, Fiduciary Duties and Business Opportunities. The Securities shall be bound by, and the Securityholders shall comply with, (a) the terms and provisions set forth on Exhibit A hereto governing, among other matters, the Transfer of Securities, (b) the terms and provisions set forth on Exhibit B hereto governing, among other matters, Board composition and corporate governance and (c) the terms and provisions set forth on Exhibit C hereto governing, among other matters, fiduciary duties and business opportunities.

9. Protective Provisions. For so long as any share of Series A Preferred Stock remains outstanding, the Corporation shall not (and shall not permit any Subsidiary to) in any case, by merger, consolidation, operation of law or otherwise, without the prior written consent of the Majority Holders:

(a) declare or pay any dividends or make any distributions of cash, property or Securities of the Corporation in respect of Junior Securities, or apply any of its assets to the redemption, retirement, purchase or other acquisition of Junior Securities, directly or indirectly, through any Subsidiaries or otherwise; provided, however, that a dividend may be made under Section 3(b) without obtaining the prior written consent of the Majority Holders so long as (i) the proposed dividend is not prohibited by the terms of any credit or loan agreement to which the Corporation or any Subsidiary is a party, (ii) no Indebtedness for borrowed money is outstanding under any material credit or loan agreement with a financial institution to which the Corporation or any Subsidiary is a party, (iii) the proposed dividend is made in any fiscal year only after the date on which the Consolidated EBITDA of the Corporation for the immediately preceding fiscal year has been determined, (iv) the Consolidated EBITDA of the Corporation for the immediately preceding fiscal year is at least $6 million, (v) immediately after giving effect to the proposed dividend, the total positive amount of cash the Corporation has on-hand would be at least $4 million and (vi) such dividend is not made until after the adjustment to the Conversion Price under Section 7(a) has been finalized;

(b) reclassify any Securities or any Capital Stock of any Subsidiary in a manner that adversely affects the designations, preferences, powers and/or the relative, participating, optional or other special rights, or the restrictions provided for the benefit of, the Series A Preferred Stock;

(c) authorize, create or issue any Securities or any Capital Stock, Option Securities or Convertible Securities of any Subsidiary (except for issuances of Option Securities of the Corporation from time to time pursuant to an employee incentive stock option plan approved by the Board that provides for a total option pool of 5,300 shares of Common Stock and prohibits issuances at an exercise price of less than fair market value);

(d) amend, alter or repeal (whether by merger, consolidation, operation of law, or otherwise) any provision of, or add any provision to, this Certificate or the Certificate of Incorporation (in each case, including, without limitation, changing the total number of shares of Preferred Stock or Series A Preferred Stock that the Corporation shall have the authority to issue) or the bylaws of the Corporation in effect as of the Issue Date, in each case, that would adversely affect the designations, preferences, powers and/or the relative, participating, optional or other special rights, or the restrictions provided for the benefit of, the Series A Preferred Stock;

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(e) effect any Liquidation Event or Change of Control Transaction or permit any Material Subsidiary to liquidate, dissolve or wind-up, whether voluntarily or involuntarily;

(f) acquire any Person or any business or assets of any Person or permit any Subsidiary to acquire any Person or any business or assets of any Person (in any such case, whether through the acquisition of securities, assets, or otherwise) where the consideration payable by the Corporation and/or its Subsidiaries in connection with such acquisition (including any contingent or potential consideration), when taken together with all other consideration payable or paid by the Corporation and/or any of its Subsidiaries in connection with all other acquisitions (including contingent or potential consideration) by the Corporation and/or its Subsidiaries in the 12-month period preceding the closing date of such acquisition, exceeds $5 million;

(g) change the number of directors constituting the Board except in accordance with Exhibit B hereof;

(h) hire (except pursuant to the employment agreements between the Corporation and each of the Founders executed on or about the Issue Date), terminate, increase the salary of or increase or modify any other employment terms of any Founder or any other executive officer (officers required to be appointed by Board action) of the Corporation;

(i) incur or suffer to exist at any time, or permit the Corporation or any of the Corporation’s Subsidiaries to incur or suffer to exist at any time, any Indebtedness in excess of $1 million;

(j) make, or permit the Corporation or any of the Corporation’s Subsidiaries to make, (i) any individual capital expenditure in excess of $1 million or (ii) any capital expenditure, if the capital expenditures of the Corporation and its Subsidiaries during the calendar year during which such capital expenditure is proposed to be made equal at least $2 million in the aggregate;

(k) approve or amend any annual budget for the Corporation or any of its Subsidiaries (the “Budget”) or make any expenditure that materially exceeds the amount provided therefor in the Budget; provided, however, that any expenditure of $100,000 or less will not be taken into consideration for purposes of this Section 9(k);

(l) modify the Business of the Corporation or any of its Subsidiaries, including entering into any new line of business;

(m) except for the Existing Agreements (as such agreements exist on the terms on the Issue Date) enter, or permit any of the Corporation’s Subsidiaries to enter, into, amend, or waive any material provision under any contract (including any modification of or waiver under any of the Existing Agreements) or transaction with any executive officer (i.e., any officer required to be appointed by Board action), director or holder of greater than five percent (5%) of the Securities of the Corporation or of the Capital Stock of any of its Subsidiaries or any Affiliate of any such Person; or

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(n) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the Majority Holders.

Notwithstanding anything to the contrary in this Certificate, in the event that the Corporation provides notice of the Corporation’s or any Subsidiary’s desire to take any action described in this Section 9 by electronic mail to both of Joseph M. Scharfenberger, Jr. and Brian C. Gildea (which notice shall describe such action in reasonable detail) and neither of them objects to such action by reply electronic mail or otherwise within seven Business Days after receipt of such notice, then the Majority Holders shall be deemed to have consented to such action in accordance with this Section 9. The Chairman or Chief Executive Officer of BGCP’s general partner may, upon reasonable prior written notice to the Corporation, appoint a replacement for Mr. Scharfenberger or Mr. Gildea for purposes of such notices (an “Approved BGCP Representative”) at any time either of them is no longer actively engaged on a full-time basis in BGCP’s business.

10. Notice; Adjustments; Waivers.

(a) Liquidation Events, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of Securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof or (ii) any Liquidation Event, Change of Control Transaction or any public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Preferred Stock at least 30 days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event or Change of Control Transaction is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the Chief Financial Officer of the Corporation describing in detail (1) the facts of such transaction, (2) the amount(s) per share of Series A Preferred Stock or Common Stock each holder of Series A Preferred Stock would receive pursuant to the applicable provisions of this Certificate, and (3) the facts upon which such amounts were determined.

(b) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth in detail (i) such adjustment or readjustment, (ii) the Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Series A Preferred Stock.

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(c) Waiver of Notice. The Majority Holders may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of Series A Preferred Stock.

(d) Other Waivers. The Majority Holders may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein if such waiver does not affect any holder of outstanding shares of Series A Preferred Stock in a manner materially different than any other holder. Any waiver described in the preceding sentence shall be binding upon all holders of Series A Preferred Stock and their respective transferees.

11. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

12. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series A Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, by one or more actions for specific performance.

13. Dispute Resolution. If the Majority Holders and the Corporation are unable to agree to the value of any securities or other non-cash consideration payable to the holders of Series A Preferred Stock in connection with a Liquidation Event or Change of Control Transaction, the Corporation and the Majority Holders shall mutually select an independent national or regional investment banking firm or national accounting firm (an “Appraisal Firm”). The Corporation and the Majority Holders shall instruct such firm to furnish to each of the Corporation and the Majority Holders, within thirty (30) days after the Appraisal Firm has been selected (the “Resolution Period”), a written instrument signed by the Appraisal Firm indicating its calculation of the value of the securities or consideration in question and reasonable detail of the reasons supporting such calculation. Upon delivery by the Appraisal Firm of such instrument, the valuation set forth in such instrument shall be binding on the Corporation, the Majority Holders and the other holders of Series A Preferred Stock. The fees and expenses of the Appraisal Firm shall be borne equally by the holders of Series A Preferred Stock and the Corporation.

14. Definitions. As used herein, the following terms shall have the following meanings given to them:

“2007 Adjusted Store-Level EBITDA” means the 2007 Store-Level Gross Sales Income minus the following items to the extent incurred by the Corporation or its consolidated Subsidiaries, without duplication and consistent with GAAP, for the fiscal year ended December 31, 2007: (a) amounts refunded to customers due to returns of goods previously sold, (b) cost of goods sold (including without limitation any required allowance for shrinkage, freight or other items generally included in cost of goods sold in accordance with GAAP), (c) rental payments under Store leases, (d) expenses for utilities consumed at Stores, (e) payroll, payroll taxes and benefits for employees who work at Stores but not at the Headquarters, (f) expenses for supplies

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consumed at Stores, (g) telephone and internet expenses for services provided to Stores but not to the Headquarters, (h) all insurance expenses except for expenses of directors’ and officers’ liability insurance, (i) expenses for Store repairs, (j) expenses for Store cleaning, (k) security expenses incurred by Stores, (l) merchant processing fees and other charges incurred in connection with sales at any Store and (m) any other Store level expense of a type that has not been incurred by the Corporation or the Subsidiaries on a regular basis prior to the Issue Date but which is incurred after the Issues Date so long as the Board determines in good faith that such expenses would have been characterized as Store level expenses had such expenses been known as of the Issue Date. Notwithstanding the foregoing, no costs or expenses of a Store incurred prior to the time such Store is first opened to customers or any expense associated with general corporate overhead (general corporate overhead shall not include the items specifically enumerated in clauses (a) through (m) preceding) shall be deducted in computing 2007 Adjusted Store-Level EBITDA.

“2007 Store-Level Gross Sales Income” means, with respect to the Corporation and its consolidated Subsidiaries, the gross revenue of the Corporation and its consolidated subsidiaries attributable to goods sold at Stores for the fiscal year ended December 31, 2007 determined on a consolidated basis in accordance with GAAP. For purposes of clarification, sales tax received by the Corporation and its Subsidiaries in connection with retail sales is not included in, and shall not be included in, the gross revenue of the Corporation and its Subsidiaries.

“Affiliate” of a Person means (a) any member of such Person’s family (including any child, step child, parent, step parent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law); (b) any officer, director, stockholder, partner or investor in such Person or of or in any affiliate of such Person; and (c) any Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“BGCP” means Bear Growth Capital Partners, LP, a Delaware limited partnership.

“BGCP Expenses” means, in each case to the extent accrued in a particular year, (a) any fees or expenses paid to BGCP pursuant to that certain Professional Services Agreement by and between the Corporation and BGCP dated as of the Issue Date, including but not limited to the Advisory Fee and the Closing Fee (each as defined in such agreement) and (b) any other fees or expenses incurred by BGCP in connection with the transactions contemplated by that certain Master Transaction Agreement by and between the Corporation, BGCP and the other parties thereto dated as of the Issue Date (including, but not limited to, advisory, investment banking, consulting, legal and accounting fees and expenses) and reimbursed by the Corporation.

“BGCP Percentage” means the lesser of (a) a fraction (expressed as a percentage), the numerator of which equals $20 million and the denominator of which equals five times the final 2007 Adjusted Store-Level EBITDA and (b) forty-five percent (45%).

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“Business” means the operation of a chain of retail stores selling jewelry, apparel, home accessories, gift items including but not limited to greeting cards, picture frames, handbags and other similar items.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by law to close.

“Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing, including by exchange or conversion.

“Certificate” means this Certificate of Designations, Rights and Preferences governing the Series A Preferred Stock, as amended from time to time.

“Change of Control Transaction” means any of the following: (a) a Sale of the Company Transaction, (b) a Merger Transaction or (c) any sale, license or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, on a consolidated basis, to any Person, the majority of voting power in respect of the Capital Stock of which is held, directly or indirectly, by Persons other than the Securityholders.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus, without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period to the extent deducted in determining Consolidated Net Income of such Person for such period: (a) Consolidated Net Interest Expense, (b) income tax expense and tax distributions, (c) depreciation expense, (d) amortization expense, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses, (f) non-cash charges and expenses resulting from the grant of stock options, equity or profit-related employment incentives and (g) the BGCP Expenses.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income, without duplication, (a) any extraordinary or non recurring gains or losses or gains or losses from dispositions of assets outside of the ordinary course of business, (b) restructuring charges, (c) any net operating losses, (d) effects of discontinued operations and (e) interest income including interest paid-in-kind.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, gross cash interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (a) the sum of (i) interest income for such period and (ii) realized gains for such period on hedging agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus

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(b) the sum of (i) realized losses for such period on hedging agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with hedging agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for shares of Capital Stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence or some other event, or both.

“Existing Agreements” means the respective customer vendor relationship between the Corporation (as customer) and Stony Leather, Inc., and Max K.

“Fair Market Value” means, with respect a share of Series A Preferred Stock, the dollar value per share obtained by dividing (a) the value that an unrelated third party, in an arm’s-length transaction valued as of the Series A Redemption Date, would ascribe to the equity of the Corporation and its Subsidiaries taken as a whole in a sales process reasonably designed to solicit all possible participants and permit all interested parties an opportunity to participate and to achieve the best value reasonably available to the Corporation’s stockholders at that time taking into account all existing circumstances divided by (b) the number of outstanding shares of Common Stock at that time, treating the Preferred Stock on an as-converted basis. Within 10 days after the Series A Redemption Notice Date, the holders of the Series A Preferred Stock and the Corporation shall each designate an Appraisal Firm to deliver an appraisal of the Fair Market Value. Within 45 days thereafter, after consulting with one another, each Appraisal Firm shall deliver its appraisal of Fair Market Value to the parties. If the difference between the higher of the two appraisals (the “High Appraisal”) and the lower of the two appraisals (the “Low Appraisal”) is less than ten percent (10%) of the High Appraisal, then the average of the High Appraisal and the Low Appraisal shall be binding on the parties. If the difference between the High Appraisal and the Low Appraisal is greater than ten percent (10%) of the High Appraisal, then the Appraisal Firms shall promptly jointly designate a third Appraisal Firm to deliver an appraisal of Fair Market Value (the “Third Appraisal”). Within 25 days of such designation, such third Appraisal Firm shall deliver the Third Appraisal. If the Third Appraisal is greater than the Low Appraisal and less than the High Appraisal, then the Third Appraisal shall be binding on the parties. If the Third Appraisal is less than the Low Appraisal, then the Low Appraisal shall be binding on the parties. If the Third Appraisal is greater than the High Appraisal, then the High Appraisal shall be binding on the parties.

“Family Member” means, with respect to any Person, any spouse, parent, sibling, child, grandchild or other lineal descendant of such Person (whether by blood or adoption).

“Founder Investors” means each of the Founders and their Permitted Transferees.

“Founders” means each of Chong “Jon” Yi, Kyong Gill, Inuk “Sue” Koo and John De Meritt.

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“GAAP” means United States generally accepted accounting principles and policies as in effect from time to time and as applicable to the retail industry conducting retail operations similar to the Business.

“Grossed-Up Share Number” means the product of (a) 65,000 and (b) a fraction, the numerator of which equals the BGCP Percentage and the denominator of which equals one hundred percent (100%) minus the BGCP Percentage.

“Headquarters” means the corporate headquarters of the Corporation and its Subsidiaries, located at 4709 Allen Street, Houston, Texas 77007.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money whether evidenced by bonds, notes, debentures or other similar contracts, (b) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases and (c) all guaranties of payment or collection of any Indebtedness of any other Person described in clause (a) or (b) above; provided, however, that for the avoidance of doubt, the term “Indebtedness” shall not include obligations under existing or future real property leases entered into by the Corporation in connection with Stores or in connection with opening new retail locations to be used in the Business or accounts payable to suppliers and vendors in the ordinary course of business of the Business.

“Independent Director” means a person who is “independent” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

“Initial Public Offering” means the initial sale of any class of Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any successor forms).

“Investors Agreement” means the Investors Agreement among the Corporation and the stockholders parties thereto, dated on or about the Issue Date, as amended from time to time.

“Issue Date” means the date on which the first share of Series A Preferred Stock is issued by the Corporation, which date shall be on or about April 16, 2007.

“Junior Securities” means all Securities, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock, whether with respect to dividends, other distributions, or redemptions or upon liquidation, dissolution, winding up, a Liquidation Event or a Change of Control Transaction, including the Common Stock, and any rights or options exercisable or convertible therefor.

“LTM Adjusted EBITDA” means, as of any date of determination, the Consolidated EBITDA of the Corporation for the twelve-month period ending on December 31st immediately preceding such date of determination.

“Majority Holders” means, as of any date of determination, the holders of a majority of the shares of Series A Preferred Stock then outstanding (excluding any shares held by the Corporation or any Subsidiary thereof).

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“Material Subsidiary” means any direct or indirect Subsidiary that contributes at least twenty-five percent (25%) of the gross revenue or net income of the Corporation on a consolidated basis for any trailing twelve month period or whose assets exceed twenty-five percent (25%) of the total assets of the Corporation on a consolidated basis at such time.

“Merger Transaction” means any merger or consolidation of the Corporation into or with another Person in which the Securityholders immediately prior to such merger or consolidation (treating the Series A Preferred Stock on an as-converted basis) fail to hold at least a majority of the voting power of the Capital Stock of the surviving Person.

“Option Securities” means all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of Capital Stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other event.

“Original Issue Price” means $571.43 per share of Series A Preferred Stock.

“Parity Securities” means all Securities the terms of which expressly provide that such class or series ranks on a parity with the Series A Preferred Stock, whether with respect to dividends, other distributions, or redemptions or upon liquidation, dissolution, winding up, a Liquidation Event or a Change of Control Transaction, and any rights or options exercisable or convertible therefor.

“Permitted Transfer” means (a) with respect to BGCP, any Transfer by BGCP to any Affiliate thereof and (b) with respect to any other Securityholder, any Transfer to (i) a Family Member or (ii) any trust, limited partnership, limited liability company or other entity having as its sole beneficiaries or owners such Securityholder, the Persons described in clause (b)(i) preceding or any combination of the foregoing.

“Permitted Transferee” means, with respect to any Securityholder, any Person that receives, directly or indirectly, Securities from such Securityholder pursuant to a Permitted Transfer.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, trust, organization, association, other entity or individual.

“Preferred Stock Investors” means BGCP and its Permitted Transferees.

“QPC Fair Market Value” means (a) with respect to a particular security that is traded and reported in the manner and period described in clauses (i), (ii), (iii) or (iv) below, determined on any given day, (i) the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (ii) the closing sale price for such day reported by The Nasdaq Stock Market, if such security is traded over-the-counter and quoted on The Nasdaq Stock Market, (iii) if such security

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is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by The Nasdaq Stock Market or any comparable system, (iv) if such security is not listed on The Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; provided, however, that notwithstanding anything to the contrary in the foregoing provisions of this clause (a), if the date for which the QPC Fair Market Value is determined is the first day when trading for such security is reported on The Nasdaq Stock Market or on a national securities exchange, the QPC Fair Market Value shall be the “price to public” or equivalent set forth in the cover page for the final prospectus relating to the initial public offering of such security or (b) with respect to any property not described in clause (a), the QPC Fair Market Value of such property determined by the Board, in good faith. If the Board is unable to determine the QPC Fair Market Value under clause (b) within 60 days after the occurrence of an event giving rise to a need to determine the QPC Fair Market Value or any affected Securityholder holding more than five percent (5%) of the Securities of the Corporation objects to the Board’s determination of QPC Fair Market Value, an investment banking firm chosen by the holders of a majority of the stock of the objecting Securityholders and an investment banking firm chosen by the Corporation (acting through the Board) shall each calculate such QPC Fair Market Value. In the event the difference between such two investment banking firms’ valuations is less than 10%, then the QPC Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is greater than 10%, the two investment banking firms shall designate a third investment banking firm which shall calculate such QPC Fair Market Value, and the valuation so calculated by the third investment banking firm shall be considered the QPC Fair Market Value. The fees and expenses of any such investment banking firms shall be paid by parties that engaged the respective firm.

“Qualified IPO” means an Initial Public Offering pursuant to which (a) the Corporation receives aggregate gross proceeds of at least $200 million and (b) the price per share of Common Stock to the public exceeds 200% of the Conversion Price in effect immediately before such offering is consummated.

“Qualified Public Company” means a corporation whose common stock is authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market System or comparable system and the QPC Fair Market Value of the outstanding common stock of such corporation owned by non-Affiliates of such corporation is in excess of $200 million.

“Representative” means Bear Growth Capital Partners, LP, a Delaware limited partnership (attention Joseph M. Scharfenberger, Jr. (or the Approved BGCP Representative appointed to replace him, if any)), solely in its capacity as the representative for the holders of Series A Preferred Stock.

“ROFO Percentage Ownership” means, with respect to any Founder Investor that elects to purchase any shares of Series A Preferred Stock pursuant to the terms of Section 3 of Exhibit A to this Certificate, a fraction (expressed as a percentage), the numerator of which equals the number of shares of Common Stock held of record by such Founder Investor and the denominator of which equals the total number of shares of Common Stock held of record by all Founder Investors that elect to purchase shares of Series A Preferred Stock pursuant to the terms of Section 3 of Exhibit A to this Certificate.

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“Sale of the Company Transaction” means any transaction or series of transactions pursuant to which any Person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Securityholders of the Corporation immediately prior to such transaction or series of transactions, holds beneficial ownership of a majority of the voting power of the Securities or the Capital Stock of any Material Subsidiary (whether or not by acquisition of newly-issued Securities from the Corporation or shares of Capital Stock from any Material Subsidiary).

“Securities” means all Capital Stock, Convertible Securities and Option Securities of the Corporation, including, without limitation, the Series A Preferred Stock and the Common Stock.

“Securityholder” means any Person who is a holder of Securities from time to time.

“Senior Securities” means all Securities the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock, whether with respect to dividends, other distributions, or redemptions or upon liquidation, dissolution, winding up, a Liquidation Event or a Change of Control Transaction, and any rights or options exercisable or convertible therefor.

“Store” means any retail store location operated by the Corporation or any of its Subsidiaries for the purposes of conducting the Business.

“Subsidiary” of a Person means any corporation more than fifty percent (50%) of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person.

“Transfer” including the correlative terms “Transferring” or “Transferred” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of Securities, including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, risk of loss or opportunity for gain with respect to, or voting or other rights of any Securities are transferred or shifted to another Person.

“Trigger Event” means each of the following: (a) the Corporation’s or its Subsidiaries’ non-compliance with any financial covenant contained in any credit agreement to which the Corporation or any Subsidiary is a party or is bound (disregarding any amendment, restatement or waiver of such covenants or conditions that occurs after the date such covenants are first operative), or failure to pay when due any monetary amount under any such credit agreement (including principal and interest payments), in each case, which non-compliance is not cured during any applicable cure period, if any, (b) the acceleration of any Indebtedness owing by the Corporation or any Subsidiary, (c) the failure of the Corporation’s LTM Adjusted EBITDA, measured as of each December 31st, to equal or exceed $4 million and (d) the Corporation’s breach of its covenants in Section 9 of this Certificate that, if curable, remains uncured 10 days after notice from BGCP.

Signature page follows.

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and acknowledged by the undersigned as of the 13th day of April, 2007 as the act and deed of the Corporation.

FRANCESCA’S HOLDINGS CORPORATION

By:	/s/ John De Meritt

Name:	John De Meritt
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

EXHIBIT A

TERMS AND PROVISIONS RELATING TO TRANSFERS

Capitalized terms used in this Exhibit that are not defined in this Exhibit shall have the meanings given to them in the Certificate to which this Exhibit is attached. Unless the context requires otherwise, all references in this Exhibit to Sections refer to the sections of this Exhibit.

1. General Rules.

(a) No Securityholder may Transfer all or any portion of its Securities prior to October 15, 2011 other than in accordance with the terms of this Exhibit, and any attempted Transfer that is not in accordance with this Exhibit shall be, and is hereby declared, null and void ab initio. A breach of the provisions of this Exhibit may cause irreparable injury to the Corporation and the Securityholders for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Person to comply with such provisions and (ii) the uniqueness of the Corporation’s business and the relationship among the Securityholders. Therefore, the provisions of this Exhibit may be enforced by specific performance.

(b) Notwithstanding anything to the contrary in this Exhibit, nothing in this Exhibit shall give a Securityholder the right to Transfer any Securities if such Securityholder is prohibited from effecting such Transfer by the terms of another agreement to which such Securityholder is bound (such as a restricted stock agreement or stock option agreement), but such Securityholder will be obligated to participate in a Transfer under Sections 4 and 5 of this Exhibit even if Transfers are prohibited in any other agreement.

(c) So long as any Preferred Stock Investor holds of record any shares of Preferred Stock, no Founder may Transfer all or any portion of the Securities owned by such Person from time to time except (i) in connection with a Change of Control Transaction or (ii) in accordance with Section 2 of this Exhibit.

2. Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, other than as described in Section l(b) of this Exhibit, each Securityholder is permitted to make Permitted Transfers so long as such Securityholder complies with Section 7 of this Exhibit.

3. Right of First Offer.

(a) In the event the Majority Holders deliver to the Corporation a Redemption Notice under Section 5 of the Certificate, the Corporation will promptly provide the Founder Investors with a copy of such notice (the “ROFO Notice”), and the Majority Holders will be deemed to have given each of the Founder Investors an option to purchase its ROFO Percentage Ownership of all of the Series A Preferred Stock then outstanding (such offer being referred to as the “ROFO”) for a cash purchase price per share equal to the Series A Redemption Price. Notwithstanding anything to the contrary in the Certificate, the Corporation’s obligation to redeem the Series A Preferred Stock shall be tolled, and the Corporation shall not redeem any of

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the Series A Preferred Stock, until the Founder Investors’ purchase rights granted under this Section 3 have been exhausted, and then the Corporation’s redemption obligation shall exist with respect to any shares of Series A Preferred Stock not purchased pursuant to the rights granted the Founder Investors in this Section 3.

(b) If a Founder Investor desires to accept the ROFO, such Founder Investor must give the Corporation and BGCP, as representative of the holders of the Series A Preferred Stock, its written acceptance notice (the “ROFO Acceptance Notice”) on or before the later of the date that is 30 days after receiving the ROFO Notice or the date that is 15 days after the Series A Redemption Price is determined (the “ROFO Acceptance Deadline”). Each Founder Investor’s ROFO Acceptance Notice must indicate the number of shares of Series A Preferred Stock that such Founder Investor wishes to purchase, which number may be more than, less than or equal to its ROFO Percentage Ownership. Each Founder Investor that elects to purchase a number of shares of Series A Preferred Stock equal to or less than its ROFO Percentage Ownership of all shares of Series A Preferred Stock shall be required to purchase such number of shares of Series A Preferred Stock in accordance with the remaining provisions of this Section 3. If any Founder Investor elects to purchase more than its ROFO Percentage Ownership of the Series A Preferred Stock, such Securityholder shall be allocated a number of shares of Series A Preferred Stock (up to the amount such Securityholder elected to purchase in its ROFO Acceptance Notice) only if one or more of the other Founder Investors elects to purchase less than its ROFO Percentage Ownership. Over-subscription allocations shall be made among those that elect to purchase more than their ROFO Percentage Ownership based on each of their relative ROFO Percentage Ownership. Each Founder Investor that elects to purchase more than its ROFO Percentage Ownership shall be obligated to purchase (i) its ROFO Percentage Ownership of all shares of Series A Preferred Stock plus (ii) if any Founder Investor elects to purchase less than its ROFO Percentage Ownership of all shares of Series A Preferred Stock, the additional shares allocated to it in accordance with the foregoing provisions of this Section 3(b). A Founder Investor that fails to exercise its right of first offer in the manner and time described in this Section 3(b) shall be deemed to have waived its rights under this Section 3. The total number of shares of Series A Preferred Stock that the Founder Investors elect to purchase pursuant to this Section 3 is referred to as the “ROFO Preferred Shares.” If the number of ROFO Preferred Shares is less than the number of shares of Series A Preferred Stock then outstanding, each holder of Series A Preferred Stock shall be required to sell a portion of its shares of Series A Preferred Stock pursuant to this Section 3, which portion shall equal the percentage that the number of ROFO Preferred Shares bears to the total number of shares of Series A Preferred Stock outstanding.

(c) The closing of the purchase and sale of the ROFO Preferred Shares shall take place on the 20th Business Day after the expiration of the ROFO Acceptance Deadline or a date unanimously agreed upon by the holders of Series A Preferred Stock and the Founder Investors who have elected to purchase any of the ROFO Preferred Shares. At the closing, each holder of Series A Preferred Stock shall represent and warrant that the ROFO Preferred Shares required to be sold thereby are free and clear of all liens, encumbrances and adverse claims (other than those under the Investors Agreement), and shall deliver to the applicable Founder Investors stock certificates representing such shares so sold and purchased, accompanied by duly executed stock transfer powers.

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4. Drag-Along Obligations.

(a) If any Person that is not a Securityholder or an Affiliate thereof (a “Third- Party Buyer”) submits a written offer to any Securityholder to effect a Change of Control Transaction (a “Sale of the Company Offer”), which offer is made on a bona fide arm’s-length basis and is accepted by (i) if such offer is made prior to the occurrence of a Trigger Event, the owners of a majority of the Common Stock on a fully diluted basis, voting together as a single class and (ii) whether such offer is made prior to or after the occurrence of a Trigger Event, the Majority Holders or, if the Series A Preferred Stock has been converted into Common Stock, the owners of a majority of the Common Stock issued upon the conversion of the Series A Preferred Stock (such required accepting Securityholders, whether both clauses (i) and (ii) preceding apply or only clause (ii) applies, are referred to as the “Accepting Persons”), then the Accepting Persons shall have the right to require each other Securityholder that owns Securities (each, a “Drag-Along Person”) to Transfer to such Third-Party Buyer a number of Securities up to the product (rounded to the nearest whole share) of (A) the aggregate number of shares of Securities proposed to be acquired by the Third-Party Buyer treating all Securities on an “as-converted”, exercised or exchanged basis and (B) a fraction the numerator of which equals the number of shares of Securities owned by such Drag-Along Person treating all Securities on an “as-converted,” exercised or exchanged basis and the denominator of which equals the total number of Securities treating all Securities on an “as-converted,” exercised or exchanged basis covered by the Sale of the Company Offer.

(b) The Accepting Persons shall give written notice to each Drag-Along Person of the Sale of the Company Offer (the “Sale of the Company Notice”) at least 10 Business Days prior to the closing of the proposed Transfer. The Sale of the Company Notice shall specify the Third-Party Buyer, the number of shares of Securities to be Transferred to such Third-Party Buyer, the amount and type of consideration to be received therefor, and the place and date on which the Transfer is to be consummated. If the Accepting Persons elect to exercise their rights under this Section 4, subject to the terms of Section 4(c) below, (i) the Accepting Persons and each Drag-Along Person shall sell the number of shares of Securities determined pursuant to Section 4(a) to the Third-Party Buyer in accordance with the terms set forth in the Sale of the Company Notice, and (ii) the Drag-Along Persons shall take such other actions as may be reasonably required and otherwise cooperate in good faith with the Accepting Persons in connection with consummating the proposed Transfer.

(c) In connection with such Transfer, each Drag-Along Person shall (i) only be required to represent and warrant as to customary corporate matters about itself (such as due authorization, absence of conflicts and enforceability) and as to the unencumbered title to its Securities, (ii) be required to bear its pro rata share of any post-closing indemnity obligations, which in any event shall be limited to the amount of proceeds received by such Drag-Along Person from the Transfer, (iii) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as the Accepting Persons on a pro rata basis and (iv) be required to deliver customary stock powers, letters of transmittal or other similar transfer documentation.

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(d) All of the consideration payable to the Securityholders in a Sale of the Company Transaction first shall be aggregated by the Corporation, as disbursing agent, before distributing any such consideration to any of the Securityholders. The Corporation, acting solely as the disbursing agent of the Securityholders, shall then distribute the aggregate consideration to the Securityholders that tendered Securities in the Sale of the Company Transaction in the same manner that such consideration would have been distributed had such distribution been made in complete liquidation of the Corporation pursuant to Section 4 of the Certificate (and assuming for purposes of this distribution that the Securities tendered in the Sale of the Company Transaction constituted all of the Securities as of the effective time of the transaction). If the Sale of the Company Transaction involves the issuance of any stock or other equity consideration in a transaction not involving a public offering and any Securityholder otherwise entitled to receive consideration in such transaction is not an “accredited investor” (as defined under Rule 501 of Regulation D of the Securities Act), then the Accepting Persons may require each Securityholder that is not an “accredited investor” (A) to receive solely cash in such transaction, (B) to otherwise be cashed out (by redemption or otherwise) by the Corporation or any other Securityholder immediately prior to the consummation of such transaction and/or (C) to appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Corporation, with the intent being that such Securityholder that is not an “accredited investor” receive substantially the same value that such Securityholder would have otherwise received had such Securityholder been an “accredited investor.”

(e) No Drag-Along Person shall have any dissenters’ or appraisal rights with respect to Securities required to be sold in any transaction described in this Section 4, and each Securityholder hereby releases, and will execute such further instrument as the Corporation reasonably requests to further evidence the waiver of, such rights in connection with the exercise of Drag-Along Rights under this Section 4.

(f) Each Drag-Along Person hereby makes, constitutes and appoints Accepting Persons or its designee, as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Corporation in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Drag-Along Person pursuant to this Section 4. Each Drag-Along Person hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Drag-Along Person’s obligations and agreements as a Drag-Along Person pursuant to this Section 4 as fully as such Drag-Along Person might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 4(f) is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Drag-Along Person.

5. Merger-Related Obligations.

(a) If any Person that is not a Securityholder or an Affiliate thereof (a “Third-Party Merger Party”) proposes a Merger Transaction (a “Merger Offer”), which transaction is to be made on a bona fide arm’s-length basis and is accepted by (i) if such offer is made prior to the

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occurrence of a Trigger Event, the owners of a majority of the Common Stock on a fully diluted basis, voting together as a single class and (ii) whether such offer is made prior to or after the occurrence of a Trigger Event, the Majority Holders or, if the Series A Preferred Stock has been converted into Common Stock, the owners of a majority of the Common Stock issued upon the conversion of the Series A Preferred Stock (such required accepting Securityholders, whether both clauses (i) and (ii) preceding apply or only clause (ii) applies, are referred to as the “Merger Accepting Persons”), then the Merger Accepting Persons shall have the right to require all, but not less than all, of the other Securityholders (each, a “Merger Drag-Along Person”) to irrevocably consent to, vote in favor of and participate in such Merger Transaction on the terms and conditions approved by the Merger Accepting Persons, with such Merger Drag-Along Persons having the same terms, conditions, obligations and benefits as are applicable to the Merger Accepting Persons; provided, however, that each Merger Drag-Along Person shall (i) only be required to represent and warrant as to customary corporate matters about itself (such as due authorization, absence of conflicts and enforceability) and as to the unencumbered title to its Securities, (ii) be required to bear its pro rata share of any post-closing indemnity obligations, which in any event shall be limited to the amount of proceeds received by such Merger Drag-Along Person in the Merger Transaction, (iii) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as the Merger Accepting Persons on a pro rata basis and (iv) be required to deliver customary stock powers, letters of transmittal and/or other similar transfer documentation.

(b) The Merger Accepting Persons shall give written notice to each Merger Drag-Along Person of the Merger Offer (the “Merger Transaction Notice”) at least 10 Business Days prior to the proposed closing of the Merger Transaction. The Merger Transaction Notice shall specify the Third-Party Merger Party, the terms of the Merger Transaction, and the place and date on which the Merger Transaction is to be consummated. If the Merger Accepting Persons elect to exercise their rights under this Section 5, (i) the Merger Accepting Persons and each Merger Drag-Along Person shall enter into and perform their respective obligations in the Merger Transaction in accordance with the terms set forth in the Merger Transaction Notice and (ii) the Merger Drag-Along Persons shall take such other actions as may be reasonably required and otherwise cooperate in good faith with the Corporation and the Merger Accepting Persons in connection with consummating the proposed Merger Transaction.

(c) All of the consideration payable to the Securityholders in a Merger Transaction first shall be aggregated by the Corporation, as disbursing agent, before distributing any such consideration to any of the Securityholders. The Corporation, acting solely as the disbursing agent of the Securityholders, shall then distribute the aggregate consideration to the Securityholders in the same manner such consideration would have been distributed had such distribution been made in complete liquidation of the Corporation pursuant to Section 4 of the rights and preferences set forth in the Certificate as in effect immediately prior to the consummation of such sale giving effect to the various liquidation preferences and liquidation amounts set forth therein. If the consideration payable in the Merger Transaction consists of the combination of cash, securities and other property, such types of consideration shall be distributed in the manner required by the Certificate of Incorporation and the Certificate. If the Merger Transaction involves the issuance of any stock consideration in a transaction not involving a public offering and any holder of Securities otherwise entitled to receive consideration in such transaction is not an “accredited investor” (as defined under Rule 501 of

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Regulation D of the Securities Act), then the Merger Accepting Persons may require each holder of Common Stock Equivalents that is not an “accredited investor” (A) to receive solely cash in such transaction, (B) to otherwise be cashed out (by redemption or otherwise) by the Corporation or any other Securityholder prior to the consummation of such transaction and/or (C) to appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Corporation, with the intent being that such Securityholder that is not an “accredited investor” receive substantially the same value that such Securityholder would have otherwise received had such Securityholder been an “accredited investor.”

(d) No Merger Drag-Along Person shall have any dissenters’ or appraisal rights with respect to Securities required to be sold in any transaction described in this Section 5, and each Merger Drag-Along Person hereby releases, and will execute such further instruments as the Corporation reasonably requests to further evidence the waiver of, such rights.

(e) Each Merger Drag-Along Person hereby makes, constitutes and appoints Merger Accepting Persons or its designee, as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Corporation in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Merger Drag-Along Person pursuant to this Section 5. Each Merger Drag-Along Person hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Merger Drag-Along Person’s obligations and agreements as a Merger Drag-Along Person pursuant to this Section 5 as fully as such Merger Drag-Along Person might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 5(e) is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Merger Drag-Along Person.

6. Right to Compel Sale of the Corporation.

(a) In the event the Majority Holders elect to cause the Corporation to redeem all of the then outstanding shares of Series A Preferred Stock pursuant to Section 5 of the Certificate, and the Corporation fails to redeem all such shares (after the application of the right of first offer procedures set forth in Section 3 hereof) of Series A Preferred Stock for cash within the 180 days after the Series A Redemption Notice Date, the Majority Holders, in their sole discretion, may deliver a written notice to the Corporation and the other Securityholders (such other Securityholders being referred to as the “Compelled Persons”) directing the Corporation to effect a sale of the Corporation. Upon receipt of such notice, the Corporation agrees to (i) engage an investment bank (the “Investment Bank”) selected by the Majority Holders and reasonably acceptable to the Corporation to conduct such sale in accordance with this Section 6 (a “Compelled Sale”) and (ii) use the Corporation’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to effect the sale of the Corporation in accordance with this Section 6, unless it receives a subsequent notice from the Majority Holders that such directive to cause a sale of the Corporation has been rescinded.

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(b) The Investment Bank will establish procedures reasonably acceptable to the Board to effect an orderly sale of the Corporation with the objective of achieving the highest practicable after-tax value for the Securityholders within a reasonable period of time. The Corporation agrees to cooperate with the Investment Bank in accordance with such procedures, and agrees to use its best efforts to reach agreement on the optimum structure and the terms and conditions for the sale of the Corporation (including whether such sale will be by merger or sale of Securities) and will retain legal counsel of appropriate expertise, selected by the Majority Holders and reasonably acceptable to the Corporation, to advise the Corporation on such sale. The Corporation agrees to pay all reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and expenses of the Investment Bank and such legal counsel in connection with such sale.

(c) Each Securityholder agrees that, if at any time it is then entitled to vote with respect to any matter for which the approval of Securityholders may be required or requested in connection with this Section 6, it shall vote its Securities or execute written consents, as the case may be, and take all other necessary action (including causing the Corporation to call a special meeting of Securityholders) in order to approve such matter. In order to secure the foregoing obligations, each Securityholder hereby appoints BGCP or its designee (the “Attorney-in-Fact”), as their true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Securityholder’s Securities in favor of any such matter, and the Attorney-in-Fact may exercise the irrevocable proxy granted to the Attorney-in-Fact hereunder at any time any Securityholder fails to comply with this Section 6. The proxies and powers granted by the Securityholders hereunder are coupled with an interest and are given to secure the performance of the Securityholders’ obligations hereunder. Such proxies and powers shall be irrevocable for the term of this Agreement and shall survive the death, incompetency, disability or bankruptcy of any Securityholder or transferee thereof.

(d) If the sale of the Corporation pursuant to this Section 6 is structured as a sale of Securities, then at the closing of such sale each Securityholder will deliver to the purchaser(s) good and valid title to all Securities owned by it, free and clear of all liens and encumbrances, together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the purchaser(s). No Securityholder shall have any dissenters’ or appraisal rights with respect to Securities required to be sold in any transaction described in this Section 6, and each Securityholder hereby releases, and will execute such further instruments as the Corporation reasonably requests to further evidence the waiver of, such rights.

(e) The purchase and sale agreement or merger agreement shall provide that the consideration payable to each Securityholder in such a sale shall be identical to the distributions each such Securityholder would have received had the Corporation been paid the total consideration and thereafter wound up the Corporation and distributed the assets of the Corporation in accordance with Section 4 of the Certificate.

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(f) Notwithstanding anything contained in this Section 6, the obligations of the Securityholders to participate in the sale of the Corporation compelled pursuant to this Section 6 are subject to the following conditions:

(i) upon the consummation of such sale, all Securityholders will receive the same form and amount of consideration per Security of the same class, or, if any Securityholders are given an option as to the form and amount of consideration to be received, all Securityholders will be given the same option with respect to the Securities of the same class. Notwithstanding the foregoing, if a Compelled Sale involves the issuance of any Capital Stock or other equity consideration in a transaction not involving a public offering and any Securityholder otherwise entitled to receive consideration in such transaction is not an “accredited investor” (as such term is defined under Rule 501 of Regulation D of the Securities Act), then the Corporation may require each Securityholder that is not an “accredited investor” (A) to receive solely cash in such transaction, (B) to otherwise be cashed out (by redemption, repurchase, retirement or otherwise) by the Corporation or any other Securityholder prior to the consummation of such transaction and/or (C) to appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Corporation, with the intent being that such Securityholder that is not an “accredited investor” receive substantially the same value that such holder would have otherwise received had such holder been an “accredited investor.”

(ii) each Securityholder shall (A) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed disposition; provided, however, that no such Securityholder shall be required to provide any representations or indemnities other than representations and indemnities concerning such Securityholder’s title to its Securities free and clear of any encumbrances and authority, power and right to enter into and consummate the disposition without contravention of any law or material agreement, (B) benefit from all of the same provisions of the definitive agreements as the other Securityholders, and (C) be required to bear their proportionate share of any escrows, holdbacks, adjustments in purchase price and indemnity obligations; and

(iii) the Corporation will use commercially reasonable efforts to limit the liability of any Securityholder for misrepresentation or indemnity to its pro rata share (based on the aggregate consideration to be received in respect of its Securities in the sale) of the aggregate purchase price.

(g) No Securityholder required to participate in a Compelled Sale shall have any dissenters’ or appraisal rights with respect to Securities required to be sold in any transaction described in this Section 6, and each such Securityholder hereby releases, and will execute such further instruments as the Corporation reasonably requests to further evidence the waiver of, such rights.

(h) Each Securityholder hereby makes, constitutes and appoints BGCP or its designee, as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Corporation in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Securityholder in this Section 6. Each Securityholder hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or

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advisable to be done in connection with such Securityholder’s obligations and agreements pursuant to this Section 6 as fully as such Securityholder might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 6(h) is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Securityholder.

7. Conditions to Transfers; Continued Applicability of Agreement.

(a) As a condition to any Transfer permitted under this Exhibit (including Permitted Transfers), any Transferee of Securities shall be required to become a party to the Investors Agreement, by executing (together with such Person’s spouse, if applicable) an adoption agreement in substantially the form attached to the Investors Agreement or in such other form as the Corporation approves and is clearly identified as an “adoption agreement” for purposes of the Investors Agreement. If any Person acquires Securities from a Securityholder in a Transfer, notwithstanding such Person’s failure to execute an adoption agreement in accordance with the preceding sentence (whether such Transfer resulted by operation of law or otherwise), such Person and such Securities shall be subject to the Investors Agreement as if such Securities were still held by the Transferor.

(b) Prior to making any Permitted Transfer, the Securityholder making such Transfer shall promptly deliver notice of such Transfer to the Corporation, and the Corporation shall promptly notify the other Securityholders.

(c) Any Person that acquires any Common Stock of the Corporation pursuant to the exercise of options under a stock option or restricted stock plan of the Corporation or any other incentive program adopted by the Board on behalf of the key employees, officers and/or directors of the Corporation and its Subsidiaries may, pursuant to agreements between the Corporation and such Persons, be subject to all or some of the provisions of this Exhibit.

(d) No Securities may be Transferred by a Person (other than pursuant to an effective registration statement under the Securities Act) unless such Person first delivers to the Corporation, at such Person’s sole cost and expense, evidence reasonably satisfactory to the Corporation (such as an opinion of counsel) to the effect that such Transfer is not required to be registered under the Securities Act; provided, however, that the Corporation, with the approval of the Board, may waive any requirement to deliver a legal opinion under this Section 7(d).

8. Termination. Notwithstanding anything to the contrary in this Exhibit A, the provisions set forth in this Exhibit A shall terminate upon the consummation of a Qualified IPO or the merger of the Corporation with and into a Qualified Public Company.

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EXHIBIT B

BOARD COMPOSITION AND CORPORATE GOVERNANCE

Capitalized terms used in this Exhibit that are not defined in this Exhibit shall have the meanings given to them in the Certificate to which this Exhibit is attached. Unless the context requires otherwise, all references in this Exhibit to Sections refer to the sections of this Exhibit.

1. Board Composition. Subject to the other terms of this Exhibit B:

(a) Size. Each Securityholder entitled to vote for the election of directors to the Board shall vote its shares of voting Securities or execute consents, as the case may be, and take all other necessary action (including causing the Corporation to call a special meeting of stockholders) in order to ensure that the Board consists of the individuals nominated in accordance with Section l(b) (each, a “Director”). If all of the Board nomination rights set forth in Section l(b) are exercised in full, the Board shall consist of eight individuals. However, if the Board nomination rights granted under Section l(b) are not fully exercised, the Board shall consist of the number of individuals actually nominated pursuant to Section l(b).

(b) Nominees: Voting Power.

(i) The Founder Investors shall have the right to nominate and designate four individuals (the “Founder Designees”) to serve as Directors, each of whom shall have two votes per Director on all matters submitted for the vote or consent of the Board.

(ii) The Preferred Stock Investors shall have the right to nominate and designate two individuals (the “Preferred Stock Designees”) to serve as Directors, each of whom shall have to two votes per Director in all matters submitted for the vote or consent of the Board; provided, however, that notwithstanding the foregoing, from and after the occurrence of a Trigger Event, the Preferred Stock Designees shall have six votes per Director.

(iii) The Founder Investors and the Preferred Stock Investors shall jointly nominate and designate up to two Independent Directors (the “Independent Designees”) to serve as Directors, each of whom shall have one vote per Director in all matters submitted for the vote or consent of the Board.

Notwithstanding anything to the contrary in the Certificate of Incorporation, this Certificate or the bylaws of the Corporation, if the Board determines, with respect to any employee of the Corporation or any Subsidiary who is a party to an employment agreement or other written instrument specifying employment terms with the Corporation or such Subsidiary (a “Contract Employee”), that Cause (as defined in such employment agreement or other written instrument) for termination of such Contract Employee exists, then the Corporation shall terminate the employment of such Contract Employee. For purposes of the determination described in the preceding sentence, the Director (if any) who is the Contract Employee subject to such determination shall recuse himself or herself from, and shall abstain from and have no vote on, such determination.

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(c) Required Ownership Levels.

(i) The Founder Investors’ right to nominate and designate Board designees pursuant to Section l(b) shall terminate (A) at any time the Founder Investors as a group fail to own of record at least fifty percent (50%) of the number of shares of Common Stock owned of record by them on the Issue Date (as such number may be adjusted by stock splits, stock dividends and recapitalizations) or (B) at any time the number of shares of Common Stock held by the Founder Investors as a group is less than thirty percent (30%) of the fully diluted outstanding shares of Common Stock treating the Preferred Stock on an as-converted basis.

(ii) The Preferred Stock Investors’ right to nominate and designate Board designees pursuant to Section l(b) shall terminate (A) at any time the Preferred Stock Investors as a group fail to own of record at least fifty percent (50%) of the number of shares of Series A Preferred Stock owned of record by them on the Issue Date (as such number may be adjusted by stock splits, stock dividends and recapitalizations) treating any Preferred Stock on an as-converted basis or (B) at any time the number of shares of Common Stock held by the Preferred Stock Investors as a group is less than fifteen percent (15%) of the fully diluted outstanding shares of Common Stock treating the Preferred Stock on an as-converted basis.

(iii) In the event the Founder Investors’ or the Preferred Stock Investors’ right to nominate and designate Board designees is terminated on the terms described in this Section l(c), the Securityholders shall take such actions as are reasonably required to remove such nominees from the Board and thereafter reduce the size of the Board to eliminate the vacancies created by such removal.

(d) Removal: Vacancies. Each of the Securityholders entitled to vote for the election of Directors shall vote its shares of voting Securities or execute consents, as the case may be, for the removal of any Directors nominated pursuant to Section l(b) only when (i) there shall be presented to the Board a written direction that such Director be removed, signed by the Persons entitled to nominate and designate that Director, (ii) the Founder Designees and the Preferred Stock Designees jointly elect to remove an Independent Designee or (iii) required to comply with Section l(c)(iii). Each Securityholder entitled to vote for the election of Directors agrees that it will vote its voting Securities or execute consents, as the case may be, and take all other necessary action (including causing the Corporation to call a special meeting of stockholders) to, and shall use commercially reasonable efforts to cause its remaining Board designees to, ensure that any vacancy resulting from the resignation or death of a Founder Designee shall be filled by an individual nominated by the Founder Investors (so long as the Founder Investors have the right to nominate and designate a Board nominee) and any vacancy resulting from the resignation or death of a Preferred Stock Designee shall be filled by the Preferred Stock Investors (so long as the Preferred Stock Investors have the right to nominate and designate a Board designee).

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

EXHIBIT B - 2

(e) Subsidiary Governance. The Corporation shall ensure that the board of directors or other governing body of each direct and indirect Subsidiary of the Corporation shall be comprised of the same individuals who are serving as Directors of the Board in accordance with the provisions of this Section 1 (except for any such individual who requests not to serve on such subsidiary board), and the certificate and bylaws of each such Subsidiary shall reflect the governance principles set forth in this Section 1 and those in Sections 2 and 3. To expedite the administration of board meetings, meetings of the Board and boards of directors or other governing bodies of each Subsidiary may meet concurrently so long as the minutes from such meetings specify in reasonable detail the separate actions, resolutions and other matters taken on behalf of each entity.

2. Actions by the Board and Committees.

(a) Voting. All decisions of the Board or any committee thereof shall require the affirmative vote of the Directors having a majority of votes of all Directors present at a meeting at which a quorum is present.

(b) Quorum. A quorum of the Board or any committee thereof shall include at least one Founder Designee and at least one Preferred Stock Designee; provided, however, that notwithstanding the foregoing:

(i) in the event the Corporation notifies the Preferred Stock Designees at least seven Business Days before the date of any special meeting of the Board or Committee thereof (which notice shall describe the purpose of such meeting in reasonable detail), then the foregoing requirement that a quorum shall include at least one Preferred Stock Designee shall not apply. If any Preferred Stock Designee or Founder Designee is unable to attend in person or by telephone, such Preferred Stock Designee or Founder Designee (the “Absent Designee”) may execute and deliver to the other members of the Board a written proxy instrument appointing another Preferred Stock Designee or Founder Designee, as applicable (the “Proxy Designee”), to exercise at such meeting the voting rights of the Absent Designee (in addition to, and independently of, such Proxy Designee’s own voting rights as a Preferred Stock Designee or Founder Designee, as applicable). The actions of any Proxy Designee at such meeting on behalf of an Absent Designee will be deemed for all purposes to be the actions of the Absent Designee; and

(ii) from and after the occurrence of a Trigger Event, a quorum of the Board or any committee thereof will only exist when the Directors holding a majority of the votes of all Directors are present.

(c) Frequency of Meetings. The Corporation and the Board shall use their reasonable efforts to ensure that meetings of the Board are held at least four times each year and at least once each quarter.

3 Directors’ Indemnification and Insurance. The Corporation shall indemnify the Directors to the extent set forth in the bylaws of the Corporation. The indemnification rights granted pursuant to the preceding sentence are contractual rights that,

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

EXHIBIT B - 3

notwithstanding anything to the contrary in this Certificate, the Certificate of Incorporation or the Corporation’s bylaws, cannot be diminished without the consent of the beneficiary of such rights. The Corporation shall procure and maintain at all times, at its expense, directors’ and officers’ liability insurance policies on customary terms, and all of the Directors shall be included as insureds under such policies.

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

EXHIBIT B - 4

EXHIBIT C

TERMS AND PROVISIONS RELATING TO FIDUCIARY DUTIES AND BUSINESS OPPORTUNITIES

Capitalized terms used in this Exhibit that are not defined in this Exhibit shall have the meanings given to them in the Certificate to which this Exhibit is attached. Unless the context requires otherwise, all references in this Exhibit to Sections refer to the sections of this Exhibit.

1. Fiduciary Duties: Business Opportunities. Each Securityholder agrees that, any duty of loyalty imposed under the Delaware General Corporation Law, as amended, or other applicable Law on the members of the Board, controlling stockholders or other stockholders and their designees shall be defined and limited as provided in this Section 1.

(a) Certain Potential Conflicts. Each Securityholder acknowledges that:

(i) BGCP and private equity funds that are Affiliates of BGCP (collectively, the “BGCP Parties”) have participated and will continue to participate in private equity and other direct investments in corporations, limited liability companies, limited partnerships and other entities (“Other Investment Entities”), including investments in Other Investment Entities engaged in various aspects of the Business;

(ii) directors, officers, and/or employees of any BGCP Party may serve as directors, officers and/or employees of Other Investment Entities; and

(iii) in view of subsections (i) and (ii) above, the BGCP Parties and any director, officer, and employee of any BGCP Party (each of the foregoing being referred to as a “BGCP Person”), in connection with the Preferred Stock Investors’ investment in the Corporation and the participation of the BGCP Persons as Securityholders and directors of the Corporation (as applicable) may have conflicts of interest, actual or potential.

(b) Limitation of Liability. To the fullest extent permitted by Law (but subject to in each instance the terms of Section 5.3 of the Investors Agreement), no BGCP Person shall be liable to the Corporation or its Subsidiaries:

(i) by reason of any business decision or transaction undertaken by any BGCP Person in connection with an Other Investment Entity that may be adverse to the interests of the Corporation or its Subsidiaries; or

(ii) by reason of any activity undertaken by any BGCP Person or Other Investment Entity that is in competition with the Corporation or its Subsidiaries;

(iii) by reason of any transaction with a BGCP Person, or any transaction in which any BGCP Person shall have a financial interest.

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

EXHIBIT C - 1

(c) Corporation Opportunities. The Corporation and each Securityholder recognize that BGCP is affiliated with private equity funds and that it, its members, partners or investors, the Preferred Stock Designees and the other BGCP Parties (such persons, together with the operating companies (including the other Investment Entities) described in this sentence, are collectively referred to as the “BGCP Group” and individually as a “BGCP Group Member”) invest in, serve on the board of directors and other governing boards of, serve as officers of, provide services to and have minority and controlling ownership interests in existing and future operating companies including Other Investment Entities. Except for the confidentiality obligations contained in Section 5.3 of the Investors Agreement and except as specifically set forth in Section l(d) below, nothing in this Agreement or the nature of the existing or any future relationship between any BGCP Group Member, on the one hand, and the Corporation or any Securityholder, on the other (whether such relationship is by reason of any BGCP Group Member acting as a lender, owner of capital stock or warrants, landlord, service provider or otherwise), will prohibit any BGCP Group Member from engaging in any activity or business opportunity whatsoever for its own account or will require any BGCP Group Member to make any business opportunity available to the Corporation, in each case, even if such activity or business opportunity competes with the Business or any other business conducted by the Corporation.

(d) Renunciation of Corporation Opportunities. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any BGCP Group Member participates in or desires to participate in and that involves any aspect related to the Business or any other business conducted by the Corporation, other than a business opportunity that comes to the attention of a Preferred Stock Designee solely because of such individual’s capacity as a director of the Corporation (each such business opportunity, other than those that come to the attention of a Preferred Stock Designee solely because of such individual’s capacity as a director of the Corporation, is referred to as a “Renounced Business Opportunity”). No BGCP Group Member, including any Preferred Stock Designee or any Other Investment Entity in which any of the foregoing have an interest shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any BGCP Group Member or Other Investment Entity, as applicable, may pursue any Renounced Business Opportunity solely for its own account.

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

EXHIBIT C - 2

CERTIFICATE OF ELIMINATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK CERTIFICATE OF

DESIGNATIONS, PREFERENCES AND RIGHTS

OF

FRANCESCA’S HOLDINGS CORPORATION

Pursuant to Section 151(g)

of the

Delaware General Corporation Law

Francesca’s Holdings Corporation (the “Company”), a corporation duly organized and existing under the General Corporate Law of the State of Delaware, hereby certifies that pursuant to Section 151(g) of the General Corporation Law of Delaware and authority granted in the Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”), the Board of Directors of the Company (the “Board”), by written action taken on this 26th day of February, 2010, has adopted a resolution eliminating the designation of Series A Convertible Preferred Stock, par value $0.01 per share, which resolution was duly adopted by all necessary action on the part of the Company. The content of such resolution is hereafter set forth in its entirety:

“WHEREAS, the Company is authorized by its Certificate of Incorporation to issue forty-five thousand (45,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board has previously authorized the creation of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”), and has classified 35,000 shares of Preferred Stock as Series A Convertible Preferred Stock pursuant to that certain Series A Convertible Preferred Stock Certificate of Designations, Preferences and Rights dated as of April 13, 2007;

WHEREAS, the holders of the Series A Convertible Preferred Stock and certain other parties have entered into a Stock Purchase Agreement of even date herewith whereby the holders of the Series A Convertible Preferred Stock have agreed to convert, all their right, title and interest in and to the Series A Convertible Preferred Stock into shares of common stock;

WHEREAS, no shares of the Series A Convertible Preferred Stock previously established by the Board remain outstanding and no shares of such series shall be issued; and

WHEREAS, the Board desires, pursuant to its authority granted by the Company’s Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of Delaware, to eliminate from the Certificate of Incorporation the Series A Convertible Preferred Stock and all references to such series contained therein.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board, the Board hereby eliminates the Series A Convertible Preferred Stock from the Certificate of Incorporation of the Company and all references to such Series A Convertible Preferred Stock contained therein; and

RESOLVED, FURTHER, that the officers of the Company be and they are hereby authorized and directed to execute and deliver any and all further instruments and to do and perform any and all such other acts and things that may be necessary or proper to carry out the purposes and intent of the foregoing resolutions.”

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Elimination of the Series A Convertible Preferred Stock Certificate of Designations, Preferences and Rights has been signed on behalf of the Company this 26th day of February, 2010.

FRANCESCA’S HOLDINGS CORPORATION

By:	/s/ John De Meritt
John De Meritt, President and Chief Executive Officer

Certificate of Elimination

FIRST AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

FRANCESCA’S HOLDINGS CORPORATION

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

FRANCESCA’S HOLDINGS CORPORATION (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), does hereby certify as follows:

I. That the name of the corporation is Francesca’s Holdings Corporation (Delaware Secretary of State File Number 4334361) and that the corporation was originally incorporated pursuant to the DGCL on April 13, 2007.

II. This First Amendment to the Certificate of Incorporation (the “First Amendment”) was duly adopted in accordance with the provisions of Section 242 and of the Delaware General Corporation Law.

III. This First Amendment hereby amends and restates Section Fourth of the Certificate of Incorporation in its entirety to read as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 80,045.000, consisting of 45,000 shares of preferred stock (“Preferred Stock”) and 80,000.000 shares of common stock (“Common Stock”) with each share of Preferred Stock and each share of Common Stock having a par value of $0.01.

The following is a statement fixing certain of the designations, preferences and relative participating, optional or other special rights of the Common Stock and the Preferred Stock of the Corporation and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the board of directors of the Corporation (the “Board of Directors”) to fix any such provisions not fixed by this Certificate;

A.	Common Stock.

1. Identical Rights. All shares of Common Stock shall have identical rights and preferences.

2. Subject to Preferred Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of all amounts to which the holders of Preferred Stock shall be entitled, the remaining assets of the Corporation to be distributed to the holders of the capital stock of the Corporation shall be distributed ratably among the holders of the shares of Common Stock.

4. Voting. Except as required by law or as provided in a Preferred Stock Designation, the voting power of the Corporation shall be vested in the Common Stock.

5. Forward Stock Split. Effective April 28, 2010, 12:01 AM Central Standard Time (the “Effective Date”), every one (1) share of Common Stock issued and outstanding immediately prior to the Effective Time (“Outstanding Common Stock”) shall, without any action on the part of the holder thereof, be converted into, and deemed for all purposes to immediately represent, four hundred (400) validly issued, fully paid and non-assessable shares of Common Stock. Each certificate representing shares of Outstanding Common Stock shall thereafter represent the number of shares of Common Stock determined in the previous sentence.

B.	Preferred Stock.

The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series, The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

1. the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series:

2. the voting powers, if any, and whether such voting powers are full or limited, in such series:

3. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid:

4. whether dividends, if any, shall be cumulative or non-cumulative, the dividend rate of such series, and the dates and preferences of dividends on such series:

5. the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation:

6. the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto:

7. the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation:

8. the provisions, if any, of a sinking fund applicable to such series:

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9. any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof:

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

Except as required by law or as provided in a Preferred Stock Designation, holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

IV. This First Amendment shall be effective as of the date on which it is accepted for filing by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Francesca’s Holdings Corporation has caused this certificate to be signed by the undersigned this 28th day of April, 2010.

FRANCESCA’S HOLDINGS CORPORATION

By:	/s/ John De Meritt
John De Meritt, President/CEO

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